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                                                                  EXHIBIT (d)(6)

                              IONA TECHNOLOGIES PLC

                        INCENTIVE STOCK OPTION AGREEMENT

      IONA Technologies PLC, a public limited company organized under the laws of Ireland (together with its subsidiaries present and future, the "Company"), hereby grants as of ______, 2003 (the "Grant Date") to [ NAME ] (the "Employee"), an option to purchase a maximum of [ NUMBER ] shares (the "Option Shares") of its Ordinary Shares, E0.0025 par value ("Ordinary Shares"), at the price of U.S.$[ XXX ] per share, on the following terms and conditions:

      1. GRANT UNDER 1997 SHARE OPTION SCHEME. This option is granted pursuant to and is governed by the Company's 1997 Share Option Scheme, as amended (the "Scheme") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Scheme. Determinations made in connection with this option pursuant to the Scheme shall be governed by the Scheme as it exists on the Grant Date.

      2. GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

      3. VESTING OF OPTION IF EMPLOYMENT CONTINUES. The Employee may exercise this option for _________________________________________________ at any time on and after the date hereof and, provided the Employee has continued to be employed by the Company after the Grant Date hereof, may exercise this option for an additional ____________________________________________. Notwithstanding
the foregoing, in accordance with and subject to the provisions of the Scheme, the Committee may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company) may be exercised on or before the date which is ten (10) years from the Grant Date.

      4. TERMINATION OF EMPLOYMENT.

      (a) TERMINATION OTHER THAN FOR CAUSE. If the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of one (1) month from the Employee's last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

      (b) TERMINATION FOR CAUSE. If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

      (c) DEFINITION OF CAUSE. "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company; (v) the unauthorized use or disclosure of any trade secret or confidential information of the Company; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

      (d) NO RIGHT TO COMPENSATION. This option shall not form part of the terms and conditions of the Optionee's employment with the Company and the Optionee shall have no right to any compensation arising from
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the loss of the Optionee's entitlements to or under this option or the Option
Shares as a result of the termination of the Optionee's employment (for any reason whatsoever) whether such compensation is claimed by way of damages for unfair or wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

      5. DEATH; DISABILITY.

      (a) DEATH. If the Employee dies while in the employ of the Company, this option shall be exercisable in full without regard to the vesting schedule set forth in Section 3, and this option may be exercised, to the extent fully exercisable after such acceleration, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to
Section 10, at any time within one (1) year after the date of death, but not later than the scheduled expiration date.

      (b) DISABILITY. If the Employee ceases to be employed by the Company by reason of his or her disability (as defined in the Scheme), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within one (1) year after such termination, but not later than the scheduled expiration date.

      (c) EFFECT OF TERMINATION. At the expiration of the one (1) year period provided in paragraphs (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

      6. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of Option Shares subject to this option in which case cash in lieu of a fractional share shall be paid to permit the Employee to exercise completely such final installment.

      7. PAYMENT OF PRICE - FORM OF PAYMENT. The option price shall be paid in U.S. Dollars, or the equivalent in Euros (E) at the exchange rate on the date of exercise, in cash or by check.

      8. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

      9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 or Section 10 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

      10. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee may exercise this option.

      11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.


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      12. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither the Scheme, this
Agreement, nor the grant of this option imposes any obligation on the Company to continue the Employee in employment.

      13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with
Section 9. Except as is expressly provided in the Scheme with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

      14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Scheme contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Scheme for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

      15. EARLY DISPOSITION. The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two (2) years after the date of this Agreement or (b) the date one (1) year after the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

      16. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Option Shares or other property acquired pursuant to this option, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Option Shares or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

      17. PROVISION OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Scheme.

      18. MISCELLANEOUS.

            (a) NOTICES. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

            (b) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

            (c) SEVERABILITY. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

            (e) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.


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      IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

                                              IONA TECHNOLOGIES PLC
                                              THE IONA BUILDING
                                              SHELBOURNE ROAD
                                              BALLSBRIDGE
                                              DUBLIN 4
                                              IRELAND
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EMPLOYEE

                                              By:
                                                 -------------------------------
                                                 BARRY MORRIS - CHIEF EXECUTIVE
                                                 OFFICER

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Print Name of Employee

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Street Address

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City         State  Zip Code


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